Exhibit 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated September 15, 2014, with respect to the consolidated financial statements of Student Transportation Inc. (the “Company”), incorporated by reference in this Registration Statement on Form F-10 and the preliminary short form prospectus of the Company.

MetroPark, New Jersey	/s/ Ernst & Young LLP
February 19, 2015